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                                                                     EXHIBIT 4.3

                                                                [EXECUTION COPY]

                               AMENDMENT NO. 2 TO
                        TRANSFER AND SERVICING AGREEMENT

                  AMENDMENT NO. 2 TO TRANSFER AND SERVICING AGREEMENT, dated as of November 18, 2003 (this "Amendment"), among DC FUNDING INTERNATIONAL, INC., a Delaware corporation, as Transferor (in such capacity, the "Transferor"), FIRST NORTH AMERICAN NATIONAL BANK, a national banking association, as Servicer (in such capacity, the "Servicer"), and FNANB CREDIT CARD MASTER NOTE TRUST, a statutory trust organized under the laws of the State of Delaware, as Issuer (in such capacity, the "Issuer").

                             PRELIMINARY STATEMENTS

                  WHEREAS, the Transferor, the Servicer and the Issuer are parties to a Transfer and Servicing Agreement dated as of July 1, 2002, as amended (the "Agreement");

                  WHEREAS, Section 9.1(c) of the Agreement provides that the Servicer, the Transferor and the Issuer may amend the Agreement from time to time, with the consent of the Holders of Notes aggregating not less than 66-2/3% of the Invested Amount of all Series adversely affected, subject to certain limitations set forth therein; and

                  WHEREAS, the parties hereto desire to amend the Agreement as set forth herein;

                  NOW, THEREFORE, in consideration of the mutual agreements contained herein, each party agrees as follows for the benefit of the other parties and for the benefit of the Noteholders:

                  Section 1. Definitions. All terms used in the Preliminary Statements or elsewhere in this Amendment that are defined in the Agreement have the meanings assigned to them therein, except to the extent such terms are amended or modified in this Amendment.

                  Section 2. Amendment of Section 4.2. Section 4.2 of the Agreement is hereby amended by deleting paragraph (a)(ii) of such section in its entirety and by substituting the following therefor (solely for convenience, changed text is italicized):

                           (ii)     the Transferor has delivered to the
         Indenture Trustee (A) an Officer's Certificate signed by a Vice President or more senior officer of the Transferor stating that such consolidation, merger, conveyance or transfer, and, if the Transferor is not the surviving entity, such supplemental agreement, comply with this Section 4.2 and that all conditions precedent herein provided for relating to such transaction have been complied with and (B) if the Transferor is not the surviving entity, an Opinion of Counsel stating that such supplemental agreement constitutes a legal, valid and binding obligation of the surviving entity,

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         enforceable against the surviving entity in accordance with its terms, subject to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

                  Section 3. Amendment of Section 5.5. Section 5.5 of the Agreement is hereby amended by deleting such section in its entirety and by substituting the following therefor (solely for convenience, changed text is italicized):

                           Section 5.5 The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it as such except (i) upon determination that the performance of its duties hereunder is or will become impermissible under applicable law, regulation or order and there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law or (ii) upon satisfaction of the following conditions: (A) an Eligible Servicer shall have assumed, by an agreement supplemental hereto, executed and delivered to the Owner Trustee, in form acceptable to the Transferor and the Owner Trustee, the performance of every covenant and obligation of the Servicer hereunder; (B) the Rating Agency Condition shall have been satisfied with respect to such resignation and appointment; (C) the resigning Servicer shall have delivered to the Indenture Trustee an Officer's Certificate stating that such resignation and such supplemental agreement comply with this Section 5.5 and that all conditions precedent herein provided for relating to such resignation and assumption have been complied with; and (D) the resigning Servicer shall have delivered or caused to be delivered to the Indenture Trustee (with a copy to each Rating Agency) an Opinion of Counsel that such supplemental agreement constitutes a legal, binding and valid obligation of the assuming Servicer, enforceable against the assuming Servicer in accordance with its terms, subject to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity). Any determination permitting the resignation of the Servicer under clause (i) of this
         Section 5.5 shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee, and no such resignation shall be effective until the Indenture Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under this Agreement. If the Indenture Trustee is unable within 120 days of a resignation of the Servicer under clause (i) of this Section 5.5 to appoint a Successor Servicer pursuant to Section 7.2(a), the Indenture Trustee or its duly appointed agent (which may not be the outgoing Servicer) shall serve as Successor Servicer hereunder but the Indenture Trustee shall have continued authority to appoint another Person as Successor Servicer.

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                  Section 4. Incorporation of Agreement. The Agreement as
amended by this Amendment is hereby incorporated by reference and forms a part of this instrument with the same force and effect as if set forth in full herein. In the event that any term or provision contained herein shall conflict or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Amendment shall govern. After the date hereof, any reference to the Agreement shall mean the Agreement as amended by this Amendment.

                  Section 5. Ratification of the Agreement. As amended by this Amendment, the Agreement is in all respects ratified and confirmed, and the Agreement and this Amendment shall be read, taken and construed as one and the same instrument.

                  Section 6. Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  Section 7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS
LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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                  IN WITNESS WHEREOF, the Transferor, the Servicer and the
Issuer have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

                                          DC FUNDING INTERNATIONAL, INC.,
                                             as Transferor

                                          By: /s/ Philip J. Dunn
                                             ________________________________
                                                Name:  Philip J. Dunn
                                                Title: President

                                          FIRST NORTH AMERICAN NATIONAL BANK,
                                             as Servicer

                                          By: /s/ Daniel P. Tierney
                                             ________________________________
                                                Name:  Daniel P. Tierney
                                                Title: President

                                          FNANB CREDIT CARD MASTER NOTE TRUST,
                                             as Issuer

                                          By:  WILMINGTON TRUST COMPANY,
                                               not in its individual capacity
                                               but solely as Owner Trustee on
                                               behalf of the Issuer

                                          By: /s/ Patricia A. Evans
                                             ________________________________
                                                Name:  Patricia A. Evans
                                                Title: Assistant Vice President

Acknowledged and Accepted:

JPMORGAN CHASE BANK,
not in its individual capacity but
solely as Indenture Trustee

By: /s/ WEN HAO WANG
   ________________________________
      Name:  WEN HAO WANG
      Title: Asst. Vice President

FNANB Bankcard Portfolio Sale
Amendment No. 2 to Transfer and Servicing Agreement
November 18, 2003